SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 18, 2005


                         Fast Eddie Racing Stables, Inc.
               (Exact name of Registrant as specified in Charter)


                        Commission File Number: 2-97360-A

       Florida                                                59-2091510
(State of incorporation)                                (IRS Employer ID Number)


                  211 West Wall Street, Midland, TX 79701-4556
               (Address of Principal Executive Offices) (Zip Code)


                                 (432) 682-1761
                (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On February 18, 2005, Fast Eddie Racing Stables, Inc. ("FERS" or the "Company") entered into a definitive Agreement and Plan of Reorganization with Duncan Capital Financial Group, a Delaware corporation ("DCFG"), under which a wholly-owned subsidiary of FERS would be merged with and into DCFG (the "Merger"). If consummated, the common shareholders of DCFG will, collectively, acquire a controlling interest in the Company as described below. DCFG is a holding company that presently conducts business operations through its wholly-owned subsidiaries, Pension Administration Services, Inc. ("PAS"), Complete Investment Management Inc. of Philadelphia ("CIM") and MD Bluestein, Inc. ("MDB").

     PAS is a pension consulting and administration firm that provides pension consulting services and administrative services for pension plans. Revenues are generated by PAS through annual plan administration fees, as well as fees for individual projects undertaken on behalf of its clients and through the sale of certain products. CIM provides financial advisory services to small businesses and high net worth individuals in the Philadelphia metropolitan area. Representatives of CIM are licensed registered representatives who work in conjunction with a registered broker dealer to provide investment advisory services to corporations, individuals, retirement plan trustees and charitable foundations. Fee income is generated through commissions paid by the various investment platforms, including managed accounts and mutual fund investment programs. MDB is engaged in the business of insurance product sales through licensed and authorized brokers and agents. Fee income is generated through commissions on product sales.

     As of the date of this Report, FERS has 100,000,000 authorized shares of its common stock. Immediately prior to the closing of the Merger, FERS will have 834,000 shares of FERS common stock issued and outstanding. If the Merger is approved by DCFG's shareholders, holders of DCFG common stock will have their shares exchanged on a 1:1 basis for an aggregate of 12,040,000 newly-issued unregistered shares of FERS common stock. Accordingly, at the effective time of the Merger, holders of DCFG common stock would control approximately 93.5% of the issued and outstanding FERS common stock. In addition, at the closing of the Merger, Glenn A. Little, the principal shareholder of FERS, will be entitled to an advisory and consulting fee of $200,000 from FERS in connection with the transactions contemplated hereby.

     The closing of the transaction is conditioned upon, among other things, approval of the Merger by the shareholders of DCFG and DCFG being satisfied with the results of its business, legal and financial due diligence examination of the Company.

     The Board of Directors of the Company unanimously approved the Company's entry into the agreement.

     If and when the transaction is consummated and upon compliance with all applicable rules and regulations, the existing directors and executive officers of FERS will resign and will be replaced by directors and executive officers to be designated by DCFG. In accordance with Rule 14(f) of the Securities and Exchange Act of 1934, as amended, a Schedule 14f-1 will be mailed to stockholders of FERS prior to effectuation of such change of control.

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
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

     Index of Exhibits

    Exhibit No.                          Description
    -----------                          -----------

       10.1 Agreement and Plan of Reorganization, dated as of February 18, 2005, by and among Fast Eddie Racing Stables, Inc, Glenn A. Little, Duncan Capital Financial Group, Inc. and FERS Acquisition Corp.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      FAST EDDIE RACING STABLES, INC.

Date: February 22, 2005               By: /s/ Glenn A. Little
                                         -------------------------------
                                         Glenn A. Little
                                         Chief Executive Officer

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